Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

Announces Results For First Quarter of 2024

Birmingham, Ala. – (BUSINESS WIRE) – April 22, 2024 – ServisFirst Bancshares, Inc. (NYSE: SFBS), today announced earnings and operating results for the quarter ended March 31, 2024.

First Quarter 2024 Highlights:

•	Loans grew by 8% annualized for the first quarter of 2024.
•	Net interest margin increased to 2.66% for the first quarter of 2024 from 2.57% for the fourth quarter of 2023.
•	Credit quality continues to be strong with non-performing assets to total assets of 0.22%.
•	Deposits grew 10% year-over-year.
•	Book value per share of $27.08, up 10% from the first quarter of 2023.

Tom Broughton, Chairman, President, and CEO, said, “We hired nine new bankers during the first quarter after seven in the fourth quarter and we continue to attract the best talent in the industry in the Southeast.”

Kirk Pressley, CFO, said, “We are pleased to have stabilized our funding costs, which will continue to improve our net interest margin. Our expenses remain tightly controlled, as evidenced by our efficiency ratio, which we believe continues to be among the lowest of all commercial banks.”

FINANCIAL SUMMARY (UNAUDITED)

(in Thousands except share and per share amounts)

	Period Ending March 31, 2024	Period Ending December 31, 2023	% Change From Period Ending December 31, 2023 to Period Ending March 31, 2024	Period Ending March 31, 2023	% Change From Period Ending March 31, 2023 to Period Ending March 31, 2024
QUARTERLY OPERATING RESULTS
Net Income	$50,026	$42,074	18.9%	$57,971	(13.7)%
Net Income Available to Common Stockholders	$50,026	$42,043	19.0%	$57,971	(13.7)%
Diluted Earnings Per Share	$0.92	$0.77	19.4%	$1.06	(13.4)%
Return on Average Assets	1.26%	1.04%		1.63%
Return on Average Common Stockholders' Equity	13.82%	11.78%		17.83%
Average Diluted Shares Outstanding	54,595,384	54,548,719		54,534,482

Adjusted Net Income, net of tax*	$51,373	$49,891	3.0%	$57,971	(11.4)%
Adjusted Net Income Available to Common
Stockholders, net of tax*	$51,373	$49,860	3.0%	$57,971	(11.4)%
Adjusted Diluted Earnings Per Share, net of tax*	$0.94	$0.91	2.7%	$1.06	(11.7)%
Adjusted Return on Average Assets, net of tax*	1.29%	1.23%		1.63%
Adjusted Return on Average Common
Stockholders' Equity, net of tax*	14.19%	13.98%		17.83%

BALANCE SHEET
Total Assets	$15,721,630	$16,129,668	(2.5)%	$14,566,559	7.9%
Loans	11,880,696	11,658,829	1.9%	11,629,802	2.2%
Non-interest-bearing Demand Deposits	2,627,639	2,643,101	(0.6)%	2,898,736	(9.4)%
Total Deposits	12,751,448	13,273,511	(3.9)%	11,615,317	9.8%
Stockholders' Equity	1,476,036	1,440,405	2.5%	1,339,817	10.2%

* This press release includes certain non-GAAP financial measures: adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, adjusted efficiency ratio, tangible common stockholders' equity, total tangible assets, tangible book value per share, and tangible common equity to total tangible assets. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $50.0 million for the quarter ended March 31, 2024, compared to net income of $42.1 million and net income available to common stockholders of $42.0 million for the fourth quarter of 2023 and net income and net income available to common stockholders of $58.0 million for the first quarter of 2023. Basic and diluted earnings per common share were both $0.92 in the first quarter of 2024, compared to $0.77 for both in the fourth quarter of 2023 and $1.07 and $1.06, respectively, in the first quarter of 2023.

Annualized return on average assets was 1.26% and annualized return on average common stockholders’ equity was 13.82% for the first quarter of 2024, compared to 1.63% and 17.83%, respectively, for the first quarter of 2023.

Net interest income was $102.5 million for the first quarter of 2024, compared to $101.7 million for the fourth quarter of 2023 and $108.3 million for the first quarter of 2023. The net interest margin in the first quarter of 2024 was 2.66% compared to 2.57% in the fourth quarter of 2023 and 3.15% in the first quarter of 2023. Loan yields were 6.40% during the first quarter of 2024 compared to 6.32% during the fourth quarter of 2023 and 5.70% during the first quarter of 2023. Investment yields were 3.16% during the first quarter of 2024 compared to 3.08% during the fourth quarter of 2023 and 2.54% during the first quarter of 2023. Average interest-bearing deposit rates were 4.04% during the first quarter of 2024, compared to 4.06% during the fourth quarter of 2023 and 2.68% during the first quarter of 2023. Average federal funds purchased rates were 5.50% during first quarter of 2024, compared to 5.49% during the fourth quarter of 2023 and 4.67% during the first quarter of 2023.

Average loans for the first quarter of 2024 were $11.74 billion, an increase of $142.5 million, or 4.9% annualized, from average loans of $11.60 billion for the fourth quarter of 2023, and an increase of $89.6 million, or 0.8%, from average loans of $11.65 billion for the first quarter of 2023. Ending total loans for the first quarter of 2024 were $11.88 billion, an increase of $221.9 million, or 1.9%, from $11.66 billion for the fourth quarter of 2023, and an increase of $250.9 million, or 2.2%, from $11.63 billion for the first quarter of 2023.

Average total deposits for the first quarter of 2024 were $12.92 billion, a decrease of $0.30 billion, or 9.2% annualized, over average total deposits of $13.23 billion for the fourth quarter of 2023, and an increase of $1.42 billion, or 12.3%, from average total deposits of $11.50 billion for the first quarter of 2023. Ending total deposits for the first quarter of 2024 were $12.75 billion, a decrease of $522.1 million, or 3.9%, from $13.27 billion for the fourth quarter of 2023, and an increase of $1.1 billion, or 9.8%, from $11.62 billion for the first quarter of 2023. The decline in our deposits over the last quarter can be partly attributed to our strategic decision to move away from high-cost and non-core deposits.

Non-performing assets to total assets were 0.22% for the first quarter of 2024, compared to 0.14% for the fourth quarter of 2023 and 0.12% for the first quarter of 2023. The increase in non-performing assets to total assets can be attributed to a single relationship that moved to non-accrual status during the first quarter of 2024. This loan has been closely monitored and is well-collateralized. Annualized net charge-offs to average loans were 0.06% for the first quarter of 2024, compared to 0.09% for the fourth quarter of 2023 and 0.05% first quarter of 2023. The allowance for credit losses as a percentage of total loans at March 31, 2024, December 31, 2023, and March 31, 2023, was 1.31%, 1.32%, and 1.28%, respectively. We recorded a $4.4 million provision for credit losses in the first quarter of 2024 compared to $3.6 million in the fourth quarter of 2023, and $4.2 million in the first quarter of 2023.

Non-interest income increased $2.5 million, or 39.4%, to $8.8 million for the first quarter of 2024 from $6.3 million in the first quarter of 2023, and increased $1.4 million, or 19.4%, on a linked quarter basis. Service charges on deposit accounts increased $216,000, or 11.2%, to $2.2 million for the first quarter of 2024 from $1.9 million in the first quarter of 2023, and decreased $31,000, or 1.4%, on a linked quarter basis. Mortgage banking revenue increased $236,000, or 53.4%, to $678,000 for the first quarter of 2024 from $442,000 in the first quarter of 2023, and decreased $114,000, or 14.4%, on a linked quarter basis. Net credit card revenue increased $466,000, or 27.6%, to $2.2 million for the first quarter of 2024 from $1.7 million in the first quarter of 2023, and increased $151,000, or 7.5%, on a linked quarter basis. Bank-owned life insurance (“BOLI”) income increased $1.6 million, or 99.3%, to $3.2 million for the first quarter of 2024 from $1.6 million in the first quarter of 2023, and increased $1.6 million, or 97.1%, on a linked quarter basis. During the first quarter of 2024, we recognized $1.2 million of income attributed to a death benefit related to a former employee in our BOLI program. Other operating income decreased $36,000, or 5.7%, to $599,000 for the first quarter of 2024 from $635,000 in the first quarter of 2023, and decreased $164,000, or 21.5%, on a linked quarter basis. Merchant service revenue increased $53,000, or 11.7%, to $508,000 for the first quarter of 2024 from $455,000 in the first quarter of 2023.

Non-interest expense increased $6.6 million, or 16.7%, to $46.3 million for the first quarter of 2024 from $39.7 million in the first quarter of 2023, and decreased $12.0 million, or 20.5%, on a linked quarter basis. Salary and benefit expense increased $3.9 million, or 20.6%, to $23.0 million for the first quarter of 2024 from $19.1 million in the first quarter of 2023, and decreased $38,000, or 0.2%, on a linked quarter basis.. The number of FTE employees increased by 32, or 5.6%, to 605 at March 31, 2024 compared to 573 at March 31, 2023, and increased by 14, or 2.4%, from the end of the fourth quarter of 2023. The increase in salary and benefit expense from the first quarter of 2023 is largely due to the normalization of incentives and increased salary expenses due to an increase in FTE employees. Incentives increased approximately $2.8 million, and salaries increased approximately $1.0 million from the first quarter of 2023. Equipment and occupancy expense increased $122,000, or 3.6%, to $3.6 million for the first quarter of 2024 from $3.4 million in the first quarter of 2023, and decreased $303,000, or 7.8%, on a linked quarter basis. Third party processing and other services expense decreased $118,000, or 1.6%, to $7.2 million for the first quarter of 2024 from $7.3 million in the first quarter of 2023, and decreased $675,000, or 8.6%, on a linked quarter basis. Professional services expense decreased $190,000, or 11.5%, to $1.5 million for the first quarter of 2024 from $1.7 million in the first quarter of 2023, and increased $47,000, or 3.3%, on a linked quarter basis. FDIC and other regulatory assessments increased $2.4 million, or 157.4%, to $3.9 million for the first quarter of 2024 from $1.5 million in the first quarter of 2023, and decreased $5.6 million, or 58.9%, on a linked quarter basis. In the fourth quarter of 2023, the FDIC implemented a special assessment to recapitalize the Deposit Insurance Fund resulting in an expense of $7.2 million during the fourth quarter of 2023. The FDIC recapitalization estimate will be periodically adjusted as the FDIC sells assets, satisfies liabilities, and incurs expenses, which resulted in an additional expense of $1.8 million during the first quarter of 2024. See “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” below for more discussion of these expenses. Other operating expenses increased $493,000, or 7.4%, to $7.2 million for the first quarter of 2024 from $6.7 million in the first quarter of 2023, and decreased $5.4 million, or 42.9%, on a linked quarter basis. During the fourth quarter of 2023, an incremental expense related to tax credit investments of $3.3 million, associated with the tax benefit discussed below, contributed to the increase in other operating expenses. In addition, the following items, which management viewed as unusual, infrequent, or not reflective of future normal operating expenses within the control of management, contributed to the increase in non-interest expense during the fourth quarter of 2023: the FDIC special assessment expense of $7.2 million, an EDP contract termination and related capitalized cost write-offs of $1.1 million to other operating expenses, and an adjustment to a privilege tax accrual resulting in a $2.2 million expense to other operating expenses. See “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” below for more discussion of these expenses. The efficiency ratio was 43.30% during the first quarter of 2024 compared to 34.60% during the first quarter of 2023 and 55.23% during the fourth quarter of 2023. The adjusted efficiency ratio was 39.31%.

Income tax expense decreased $2.2 million, or 17.0%, to $10.6 million in the first quarter of 2024, compared to $12.8 million in the first quarter of 2023. Our effective tax rate was 17.5% for the first quarter of 2024 compared to 18.1% for the first quarter of 2023. We recognized an aggregate of $2.2 million in credits during the first quarter of 2024 related to investments in tax credit partnerships, compared to $2.7 million during the first quarter of 2023, and $6.7 million during the fourth quarter of 2023. During the fourth quarter of 2023, $4.1 million of the recognized credits were related to the incremental expense for tax credit investments discussed above. We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the first quarters of 2024 and 2023 of $204,000 and $1.1 million, respectively.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Alabama, Florida, Georgia, North and South Carolina, Tennessee, and Virginia. We also operate loan production offices in Florida and Tennessee. Through the ServisFirst Bank, we originate commercial, consumer and other loans and accept deposits, provide electronic banking services, such as online and mobile banking, including remote deposit capture, deliver treasury and cash management services and provide correspondent banking services to other financial institutions.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes as a result of our reclassification as a large financial institution by the FDIC; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; computer hacking or cyber-attacks resulting in unauthorized access to confidential or proprietary information; substantial, unexpected or prolonged changes in the level or cost of liquidity; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2024, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands except share and per share data)

	1st Quarter 2024	4th Quarter 2023	3rd Quarter 2023	2nd Quarter 2023	1st Quarter 2023
CONSOLIDATED STATEMENT OF INCOME
Interest income	$226,710	$229,062	$213,206	$189,656	$181,322
Interest expense	124,215	127,375	113,508	88,405	73,021
Net interest income	102,495	101,687	99,698	101,251	108,301
Provision for credit losses	4,368	3,582	4,282	6,654	4,197
Net interest income after provision for credit losses	98,127	98,105	95,416	94,597	104,104
Non-interest income	8,813	7,379	8,135	8,582	6,321
Non-interest expense	46,303	58,258	41,663	38,466	39,664
Income before income tax	60,637	47,226	61,888	64,713	70,761
Provision for income tax	10,611	5,152	8,548	11,245	12,790
Net income	50,026	42,074	53,340	53,468	57,971
Preferred stock dividends	-	31	-	31	-
Net income available to common stockholders	$50,026	$42,043	$53,340	$53,437	$57,971
Earnings per share - basic	$0.92	$0.77	$0.98	$0.98	$1.07
Earnings per share - diluted	$0.92	$0.77	$0.98	$0.98	$1.06
Average diluted shares outstanding	54,595,384	54,548,719	54,530,635	54,527,317	54,534,482

CONSOLIDATED BALANCE SHEET DATA
Total assets	$15,721,630	$16,129,668	$16,044,332	$15,072,808	$14,566,559
Loans	11,880,696	11,658,829	11,641,130	11,604,894	11,629,802
Debt securities	1,941,625	1,882,847	1,878,701	2,048,227	1,646,937
Non-interest-bearing demand deposits	2,627,639	2,643,101	2,621,072	2,855,102	2,898,736
Total deposits	12,751,448	13,273,511	13,142,376	12,288,219	11,615,317
Borrowings	64,737	64,735	64,751	64,737	65,417
Stockholders' equity	1,476,036	1,440,405	1,401,384	1,363,471	1,339,817

Shares outstanding	54,507,778	54,461,580	54,425,447	54,425,033	54,398,025
Book value per share	$27.08	$26.45	$25.75	$25.05	$24.63
Tangible book value per share (1)	$26.83	$26.20	$25.50	$24.80	$24.38

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	2.66%	2.57%	2.64%	2.93%	3.15%
Return on average assets	1.26%	1.04%	1.37%	1.50%	1.63%
Return on average common stockholders' equity	13.82%	11.78%	15.34%	15.85%	17.83%
Efficiency ratio	43.30%	55.23%	38.64%	35.02%	34.60%
Non-interest expense to average earning assets	1.20%	1.47%	1.10%	1.11%	1.15%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	11.07%	10.91%	10.69%	10.37%	10.01%
Tier 1 capital to risk-weighted assets	11.08%	10.92%	10.69%	10.38%	10.02%
Total capital to risk-weighted assets	12.61%	12.45%	12.25%	11.94%	11.54%
Tier 1 capital to average assets	9.44%	9.12%	9.35%	9.83%	9.49%
Tangible common equity to total tangible assets (1)	9.31%	8.85%	8.66%	8.96%	9.11%

(1) This press release contains certain non-GAAP financial measures. Please see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures.”

(2) Regulatory capital ratios for most recent period are preliminary.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity, and adjusted efficiency ratio. During the fourth quarter of 2023, we recorded a one-time expense of $7.2 million associated with the FDIC’s special assessment to recapitalize the Deposit Insurance Fund following bank failures in the spring of 2023. This assessment was updated in the first quarter of 2024 resulting in additional expense of $1.8 million. Additionally, we experienced expenses for the termination of an EDP contract and related capitalized cost write-offs resulting in $1.1 million in expenses, and an adjustment to a privilege tax accrual resulting in a $2.2 million expense. The EDP contract termination costs were related to a planned systems conversion that was canceled. We determined the benefits to our clients were less than expected and the disruption outweighed the benefits. The adjustment to the privilege tax accrual was due to an under-accrual in previous years, and the correction resulted in duplicate expenses for 2023. These expenses are unusual, or infrequent, in nature and not part of the noninterest expense run rate. Each of adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average common stockholders’ equity and adjusted efficiency ratio excludes the impact of these items, net of tax, and are all considered non-GAAP financial measures. This press release also contains the non-GAAP financial measures of tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill associated with our acquisition of Metro Bancshares, Inc. in January 2015.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use. The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release. Dollars are in thousands, except share and per share data.

	Three Months Ended March 31, 2024	Three Months Ended December 31, 2023	Three Months Ended March 31, 2023
Net income - GAAP	$50,026	$42,074	$57,971
Adjustments:
FDIC special assessment	1,799	7,152	-
Privilege tax expense	-	2,150	-
EDP contract termination expense	-	1,134	-
Tax on adjustments	(452)	(2,619)	-
Adjusted net income - non-GAAP	$51,373	$49,891	$57,971

Net income available to common stockholders - GAAP	$50,026	$42,043	$57,971
Adjustments:
FDIC special assessment	1,799	7,152	-
Privilege tax expense	-	2,150	-
EDP contract termination expense	-	1,134	-
Tax on adjustments	(452)	(2,619)	-
Adjusted net income available to common stockholders -non-GAAP	$51,373	$49,860	$49,860

Diluted earnings per share - GAAP	$0.92	$0.77	$1.06
Adjustments:
FDIC special assessment	0.03	0.13	-
Privilege tax expense	-	0.04	-
EDP contract termination expense	-	0.02	-
Tax on adjustments	(0.01)	(0.05)	-
Adjusted diluted earnings per share - non-GAAP	$0.94	$0.91	$1.06

Return on average assets - GAAP	1.26%	1.04%	1.63%
Net income - GAAP	$50,026	$42,074	$57,971
Adjustments:
FDIC special assessment	1,799	7,152	-
Privilege tax expense	-	2,150	-
EDP contract termination expense	-	1,134	-
Tax on adjustments	(452)	(2,619)	-
Adjusted net income available to common stockholders -non-GAAP	$51,373	$49,891	$57,971
Average assets - GAAP	$15,957,579	$16,122,146	$14,398,549
Adjusted return on average assets - non-GAAP	1.29%	1.23%	1.63%

Return on average common stockholders' equity - GAAP	13.82%	11.78%	17.83%
Net income available to common stockholders - GAAP	$50,026	$42,074	$57,971
Adjustments:
FDIC special assessment	1,799	7,152	-
Privilege tax expense	-	2,150	-
EDP contract termination expense	-	1,134	-
Tax on adjustments	(452)	(2,619)	-
Adjusted diluted earnings per share - non-GAAP	$51,373	$49,891	$57,971
Average common stockholders' equity - GAAP	$1,455,938	$1,415,866	$1,318,459
Adjusted return on average common stockholders' equity non-GAAP	14.19%	13.98%	17.83%

Efficiency ratio	43.30%	55.23%	55.23%
Non-interest expense - GAAP	$45,550	$56,480	$57,971
Adjustments:
FDIC special assessment	1,799	7,152	-
Privilege tax expense	-	2,150	-
EDP contract termination expense	-	1,134	-
Adjusted non-interest expense	$43,751	$46,044	$39,664
Net interest income plus non-interest income - GAAP	$111,308	$109,066	$114,622
Adjusted efficiency ratio - non-GAAP	39.31%	42.22%	34.60%

	At March 31, 2024	At December 31, 2023	At September 30, 2023	At June 30, 2023	At March 31, 2023
Book value per share - GAAP	$27.08	$26.45	$25.75	$25.05	$24.63
Total common stockholders' equity - GAAP	1,476,036	1,440,405	1,401,384	1,363,471	1,339,817
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Tangible common stockholders' equity - non-GAAP	$1,462,421	$1,426,790	$1,387,769	$1,349,856	$1,326,202
Tangible book value per share - non-GAAP	$26.83	$26.22	$25.50	$24.80	$24.38

Stockholders' equity to total assets - GAAP	9.39%	8.93%	8.73%	9.05%	9.20%
Total assets - GAAP	$15,721,630	$16,129,668	$16,044,332	$15,072,808	$14,566,559
Adjustment for Goodwill	(13,615)	(13,615)	(13,615)	(13,615)	(13,615)
Total tangible assets - non-GAAP	$15,708,015	$16,116,053	$16,030,717	$15,059,193	$14,552,944
Tangible common equity to total tangible assets - non-GAAP	9.31%	8.85%	8.66%	8.96%	9.11%

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	March 31, 2024	March 31, 2023	% Change
ASSETS
Cash and due from banks	$78,708	$139,175	(43)%
Interest-bearing balances due from depository institutions	1,201,566	725,318	66%
Federal funds sold	170,625	6,478	2,534%
Cash and cash equivalents	1,450,899	870,971	67%
Available for sale debt securities, at fair value	1,073,929	624,948	72%
Held to maturity debt securities (fair value of $785,270 and $937,961, respectively)	867,696	1,021,989	(15)%
Restricted equity securities	11,300	7,307	55%
Mortgage loans held for sale	7,592	1,651	360%
Loans	11,880,696	11,629,802	2%
Less allowance for credit losses	(155,892)	(148,965)	5%
Loans, net	11,724,804	11,480,837	2%
Premises and equipment, net	59,302	60,093	(1)%
Goodwill	13,615	13,615	-%
Other assets	512,493	485,148	6%
Total assets	$15,721,630	$14,566,559	8%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing demand	$2,627,639	$2,898,736	(9)%
Interest-bearing	10,123,809	8,716,581	16%
Total deposits	12,751,448	11,615,317	10%
Federal funds purchased	1,345,328	1,480,160	(9)%
Other borrowings	64,737	65,417	(1)%
Other liabilities	84,081	65,848	28%
Total liabilities	14,245,594	13,226,742	8%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at March 31, 2024 and March 31, 2023	-	-	-%
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 54,507,778 shares issued and outstanding at March 31, 2024, and 54,398,025 shares issued and outstanding at March 31, 2023	54	54	-%
Additional paid-in capital	233,560	229,631	2%
Retained earnings	1,288,514	1,152,681	12%
Accumulated other comprehensive loss	(46,592)	(43,049)	8%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	1,475,536	1,339,317	10%
Noncontrolling interest	500	500	-%
Total stockholders' equity	1,476,036	1,339,817	10%
Total liabilities and stockholders' equity	$15,721,630	$14,566,559	8%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	Three Months Ended March 31,
	2024	2023
Interest income:
Interest and fees on loans	$186,978	$163,732
Taxable securities	15,979	10,895
Nontaxable securities	9	21
Federal funds sold	541	614
Other interest and dividends	23,203	6,060
Total interest income	226,710	181,322
Interest expense:
Deposits	104,066	55,713
Borrowed funds	20,149	17,308
Total interest expense	124,215	73,021
Net interest income	102,495	108,301
Provision for credit losses	4,368	4,197
Net interest income after provision for credit losses	98,127	104,104
Non-interest income:
Service charges on deposit accounts	2,150	1,934
Mortgage banking	678	442
Credit card income	2,155	1,689
Bank-owned life insurance income	3,231	1,621
Other operating income	599	635
Total non-interest income	8,813	6,321
Non-interest expense:
Salaries and employee benefits	22,986	19,066
Equipment and occupancy expense	3,557	3,435
Third party processing and other services	7,166	7,284
Professional services	1,464	1,654
FDIC and other regulatory assessments	3,905	1,517
Other real estate owned expense	30	6
Other operating expense	7,195	6,702
Total non-interest expense	46,303	39,664
Income before income tax	60,637	70,761
Provision for income tax	10,611	12,790
Net income	50,026	57,971
Dividends on preferred stock	-	-
Net income available to common stockholders	$50,026	$57,971
Basic earnings per common share	$0.92	$1.07
Diluted earnings per common share	$0.92	$1.06

LOANS BY TYPE (UNAUDITED)

(In thousands)

	1st Quarter 2024	4th Quarter 2023	3rd Quarter 2023	2nd Quarter 2023	1st Quarter 2023
Commercial, financial and agricultural	$2,834,102	$2,823,986	$2,890,535	$2,986,453	$3,081,926
Real estate - construction	1,546,716	1,519,619	1,509,937	1,397,732	1,469,670
Real estate - mortgage:
Owner-occupied commercial	2,377,042	2,257,163	2,237,684	2,294,002	2,243,436
1-4 family mortgage	1,284,888	1,249,938	1,170,099	1,167,238	1,138,645
Other mortgage	3,777,758	3,744,346	3,766,124	3,686,434	3,624,071
Subtotal: Real estate - mortgage	7,439,688	7,251,447	7,173,907	7,147,674	7,006,152
Consumer	60,190	63,777	66,751	73,035	72,054
Total loans	$11,880,696	$11,658,829	$11,641,130	$11,604,894	$11,629,802

SUMMARY OF CREDIT LOSS EXPERIENCE (UNAUDITED)

(Dollars in thousands)

	1st Quarter 2024	4th Quarter 2023	3rd Quarter 2023	2nd Quarter 2023	1st Quarter 2023
Allowance for credit losses:
Beginning balance	$153,317	$152,247	$152,272	$148,965	$146,297
Loans charged off:
Commercial financial and agricultural	1,842	2,831	4,783	4,358	1,257
Real estate - construction	-	89	19	-	-
Real estate - mortgage	67	14	-	131	26
Consumer	98	231	341	111	390
Total charge offs	2,007	3,165	5,143	4,600	1,673
Recoveries:
Commercial financial and agricultural	199	614	825	1,233	128
Real estate - construction	-	-	-	-	3
Real estate - mortgage	6	-	-	-	1
Consumer	9	39	11	21	11
Total recoveries	214	653	836	1,254	143
Net charge-offs	1,793	2,512	4,307	3,346	1,530
Provision for credit losses	4,368	3,582	4,282	6,654	4,197
Ending balance	$155,892	$153,317	$152,247	$152,272	$148,965

Allowance for credit losses to total loans	1.31%	1.32%	1.31%	1.31%	1.28%
Allowance for credit losses to total average loans	1.33%	1.32%	1.31%	1.31%	1.28%
Net charge-offsto total average loans	0.06%	0.09%	0.15%	0.11%	0.05%
Provision for credit losses to total average loans	0.15%	0.12%	0.15%	0.23%	0.14%
Nonperforming assets:
Nonaccrual loans	$34,457	$19,349	$20,912	$16,897	$13,157
Loans 90+ days past due and accruing	380	2,184	1,692	5,947	4,683
Other real estate owned and repossessed assets	490	995	690	832	248
Total	$35,327	$22,528	$23,294	$23,676	$18,088

Nonperforming loans to total loans	0.29%	0.18%	0.19%	0.20%	0.15%
Nonperforming assets to total assets	0.22%	0.14%	0.15%	0.16%	0.12%
Nonperforming assets to earning assets	0.23%	0.14%	0.16%	0.16%	0.13%
Allowance for credit losses to nonaccrual loans	452.42%	795.17%	731.74%	901.18%	1,132.24%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands except per share data)

	1st Quarter 2024	4th Quarter 2023	3rd Quarter 2023	2nd Quarter 2023	1st Quarter 2023
Interest income:
Interest and fees on loans	$186,978	$184,897	$178,754	$171,718	$163,732
Taxable securities	15,979	15,512	15,522	11,570	10,895
Nontaxable securities	9	12	15	17	21
Federal funds sold	541	1,018	985	227	614
Other interest and dividends	23,203	27,623	17,930	6,124	6,060
Total interest income	226,710	229,062	213,206	189,656	181,322
Interest expense:
Deposits	104,066	108,155	95,901	71,971	55,713
Borrowed funds	20,149	19,220	17,607	16,434	17,308
Total interest expense	124,215	127,375	113,508	88,405	73,021
Net interest income	102,495	101,687	99,698	101,251	108,301
Provision for credit losses	4,368	3,582	4,282	6,654	4,197
Net interest income after provision for credit losses	98,127	98,105	95,416	94,597	104,104
Non-interest income:
Service charges on deposit accounts	2,150	2,181	2,163	2,142	1,934
Mortgage banking	678	792	825	696	442
Credit card income	2,155	2,004	2,532	2,406	1,689
Bank-owned life insurance income	3,231	1,639	1,818	2,496	1,621
Other operating income	599	763	797	842	635
Total non-interest income	8,813	7,379	8,135	8,582	6,321
Non-interest expense:
Salaries and employee benefits	22,986	23,024	20,080	18,795	19,066
Equipment and occupancy expense	3,557	3,860	3,579	3,421	3,435
Third party processing and other services	7,166	7,841	6,549	6,198	7,284
Professional services	1,464	1,417	1,265	1,580	1,654
FDIC and other regulatory assessments	3,905	9,509	2,346	2,242	1,517
Other real estate owned expense	30	17	18	6	6
Other operating expense	7,195	12,590	7,826	6,224	6,702
Total non-interest expense	46,303	58,258	41,663	38,466	39,664
Income before income tax	60,637	47,226	61,888	64,713	70,761
Provision for income tax	10,611	5,152	8,548	11,245	12,790
Net income	50,026	42,074	53,340	53,468	57,971
Dividends on preferred stock	-	31	-	31	-
Net income available to common stockholders	$50,026	$42,043	$53,340	$53,437	$57,971
Basic earnings per common share	$0.92	$0.77	$0.98	$0.98	$1.07
Diluted earnings per common share	$0.92	$0.77	$0.98	$0.98	$1.06

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)

ON A FULLY TAXABLE-EQUIVALENT BASIS

(Dollars in thousands)

	1st Quarter 2024		4th Quarter 2023		3rd Quarter 2023		2nd Quarter 2023		1st Quarter 2023
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$11,723,391	6.41%	$11,580,716	6.33%	$11,545,003	6.13%	$11,581,008	5.94%	$11,632,439	5.70%
Tax-exempt (2)	17,605	5.00	17,787	4.71	18,023	4.71	18,312	4.82	18,978	3.36
Total loans, net of unearned income	11,740,996	6.40	11,598,503	6.32	11,563,026	6.13	11,599,320	5.94	11,651,417	5.70
Mortgage loans held for sale	4,770	5.57	5,105	6.22	5,476	6.67	5,014	5.12	1,522	6.40
Debt securities:
Taxable	2,013,295	3.16	2,007,636	3.08	2,029,995	3.07	1,757,397	2.64	1,724,523	2.54
Tax-exempt (2)	1,296	3.40	1,739	2.30	2,408	2.49	2,960	2.43	3,781	2.43
Total securities (3)	2,014,591	3.16	2,009,375	3.08	2,032,403	3.07	1,760,357	2.64	1,728,304	2.54
Federal funds sold	37,298	5.83	72,178	5.60	74,424	5.25	15,908	5.72	50,526	4.93
Restricted equity securities	10,417	7.57	10,216	8.74	8,471	5.90	8,834	6.08	9,919	7.69
Interest-bearing balances with banks	1,687,977	5.48	1,981,411	5.49	1,293,243	5.45	460,893	5.21	510,021	4.67
Total interest-earning assets	$15,496,049	5.88	$15,676,788	5.80	$14,977,043	5.65	$13,850,326	5.49	$13,951,709	5.27
Non-interest-earning assets:
Cash and due from banks	98,813		101,741		111,566		101,188		106,448
Net premises and equipment	60,126		60,110		60,121		60,499		60,617
Allowance for credit losses, accrued interest and other assets	302,591		283,435		283,357		279,860		279,775
Total assets	$15,957,579		$16,122,074		$15,432,087		$14,291,873		$14,398,549

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$2,339,548	2.69%	$2,245,431	2.91%	$2,153,973	2.72%	$1,628,936	1.69%	$1,675,355	1.25%
Savings	106,924	1.76	107,035	1.72	112,814	1.61	122,050	1.38	134,671	0.94
Money market	6,761,495	4.48	7,106,190	4.44	6,538,426	4.24	5,971,639	3.78	5,756,642	3.17
Time deposits	1,164,204	4.37	1,111,350	4.18	1,093,388	3.89	983,582	3.44	850,639	2.51
Total interest-bearing deposits	10,372,171	4.04	10,570,006	4.06	9,898,601	3.84	8,706,207	3.32	8,417,307	2.68
Federal funds purchased	1,422,828	5.50	1,338,110	5.49	1,237,721	5.43	1,191,582	5.14	1,389,217	4.67
Other borrowings	64,736	4.26	64,734	4.23	64,734	4.23	100,998	4.62	114,726	4.61
Total interest-bearing liabilities	$11,859,735	4.21%	$11,972,850	4.22%	$11,201,056	4.02%	$9,998,787	3.55%	$9,921,250	2.98%
Non-interest-bearing liabilities:
Non-interest-bearing checking	2,550,841		2,656,504		2,778,858		2,876,225		3,086,774
Other liabilities	91,064		76,651		72,924		64,917		72,121
Stockholders' equity	1,503,240		1,475,366		1,437,766		1,399,578		1,358,587
Accumulated other comprehensive loss	(47,302)		(59,297)		(58,517)		(47,634)		(40,183)
Total liabilities and stockholders' equity	$15,957,579		$16,122,074		$15,432,087		$14,291,873		$14,398,549
Net interest spread		1.67%		1.58%		1.63%		1.94%		2.29%
Net interest margin		2.66%		2.57%		2.64%		2.93%		3.15%

(1) Average loans include nonaccrual loans in all periods. Loan fees of $3,655, $4,175, $2,996, $3,318, and $3,263 are included in interest income in the first quarter of 2024, fourth quarter of 2023, third quarter of 2023, second quarter of 2023, and first quarter of 2023, respectively.

(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.

(3) Unrealized losses on debt securities of $(68,162), $(84,647), $(83,815), $(69,498), and $(59,738) for the first quarter of 2024, fourth quarter of 2023, third quarter of 2023, second quarter of 2023, and first quarter of 2023, respectively, are excluded from the yield calculation.